UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company focused on developing therapies for neurological and neuropsychiatric disorders, today announced the successful formulation of Ketamir-2 into a topical treatment for localized neuropathic and inflammatory pain. This advancement expands the Company’s pain management pipeline beyond its ongoing Ketamir-2 oral treatment for neuropathic pain, offering a targeted approach for localized pain relief.

The topical formulation of Ketamir-2 is designed for slow release, enabling targeted pain relief at the site of application while minimizing systemic exposure. The Company is currently conducting an ongoing preclinical study to assess the efficacy of this new topical formulation in treating inflammatory pain, with results expected to further guide development.

As a clinical-stage company, MIRA is advancing the development of Ketamir-2’s topical treatment for potential future clinical trials while continuing progress on its ongoing Phase 1 clinical trial for the oral formulation. The Company is also preparing for a Phase 2a study in diabetic neuropathy by year-end, with the goal of obtaining first human efficacy data by Q1 2026.

For more information, please visit www.mirapharmaceuticals.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: March 13, 2024	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer